EX-99.B14-25-CRP1668

Waddell        SPOUSAL CONSENT ON EARLY DISTRIBUTION
& Reed
FINANCIAL      ___________________________________________
SERVICES                      Plan Name

I, ________________________, the spouse of ________________, hereby consent to the distribution of my spouse's vested account balance in the plan.

I have executed this consent this ______ day of ________________, 19___.

________________________________________________________________________
Signature of Participant Spouse

In witness whereof I have signed my name and affixed my official notarial seal this _______ day of _________________, 19____.

_____________________________________
Notary Public

My commission expires: _________________


                           UNMARRIED STATUS

I hereby certify that I do not have a living spouse. I understand it is necessary to prove this to the plan administrator prior to receiving my distribution from the plan.

_______________________________
Participant's Signature

________________________
Date


RETURN TO YOUR PLAN SPONSOR




CPR1668